UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Jeffrey A. Stein Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Casella Waste Systems, Inc., a Delaware corporation (“Casella” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “2015 Annual Meeting”). Casella has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Press Release Issued by Casella on July 7, 2015

Attached hereto is a press release issued by Casella on July 7, 2015 announcing the appointment of waste management industry veteran James E. O’Connor to Casella’s Board of Directors (the “Casella Board”) effective July 7, 2015. Mr. O’Connor is the former Chairman of the Board and Chief Executive Officer of Republic Services, Inc. (NYSE: RSG), the second largest provider of non-hazardous solid waste collection, recycling and disposal services in the United States. He brings to the Casella Board over 40 years of experience in the waste management industry, including extensive leadership experience, as well as experience serving on the boards of directors of publicly-traded companies in a variety of industries, including waste management, transportation and energy. Mr. O’Connor will replace current director John “Jeff” F. Chapple III as a Class III director who, following years of dedicated service to Casella, has chosen to retire from the Casella Board. As a Class III director, Mr. O’Connor will stand for election at the 2015 Annual Meeting. The Casella Board has determined that Mr. O’Connor is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The press release is being filed herewith because it may be deemed to be solicitation material in respect of the potential solicitation of proxies to be used at the 2015 Annual Meeting.

Important Additional Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s Form 10-KT/A for the transition period from May 1, 2014 to December 31, 2014, filed with the SEC on April 30, 2015. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s Form 10-KT/A for the transition period from May 1, 2014 to December 31, 2014, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Casella intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.casella.com, by writing to the Company’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling the Company’s Corporate Secretary at (802) 772-2257.

CASELLA WASTE SYSTEMS NAMES JAMES E. O’CONNOR TO BOARD OF DIRECTORS

Waste Management Industry Veteran Brings Over 40 Years of Industry Experience to Casella Board

RUTLAND, VT., July 7, 2015 – Casella Waste Systems, Inc. (Nasdaq: CWST) (“Casella” or the “Company”), a regional solid waste, recycling, and resource management services company, today announced the appointment of waste management industry veteran, James E. O’Connor, to Casella’s Board of Directors (the “Board”) effective July 7, 2015.

Mr. O’Connor is the former Chairman of the Board and CEO of Republic Services, Inc. (NYSE: RSG), the second largest provider of non-hazardous solid waste collection, recycling and disposal services in the United States. He brings to the Casella Board over 40 years of experience in the waste management industry, including extensive leadership experience, as well as experience serving on the boards of directors of publicly-traded companies in a variety of industries, including waste management, transportation and energy. During his 13 years serving as CEO of Republic Services, including serving the last eight years as both Chairman and CEO, Mr. O’Connor led the transformation of Republic Services from a company with $1.4 billion in annual revenues into one with more than $8 billion in revenues, making it one of the largest waste management companies in the world. Among Mr. O’Connor’s many achievements at Republic Services was its $12.1 billion transformative acquisition of Allied Waste in December 2008. Prior to joining Republic Services, Mr. O’Connor spent close to 30 years at Waste Management, Inc. where he held various senior management positions.

“Jim is one of the most experienced, accomplished and admired individuals in the waste management industry and has a proven record of success in leading and growing waste management businesses and creating shareholder value,” said John W. Casella, Chairman and CEO of Casella. “He brings to the Casella Board extensive senior management and governance experience at leading waste management, transportation and energy companies and has a strong track record of driving growth and shareholder value creation. We are confident that Jim’s expertise and experience, particularly his success in leading Republic Services through an era of substantial but disciplined growth, will be extremely valuable to Casella as we continue to execute on our ongoing strategic initiatives to drive revenues and enhance profitability.”

“I am excited to have the opportunity to serve on the Casella Board,” said Mr. O’Connor. “Casella has a unique opportunity in the industry to drive growth and create value for shareholders. The success of management and the Board to focus the company’s portfolio of assets and services has been a critical step in positioning for the future. I look forward to contributing my experience and insight to the Casella Board as it oversees the Company’s continued execution of its strategic initiatives.”

Mr. O’Connor will replace current director John “Jeff” F. Chapple III as a Class III director who, following years of dedicated service to Casella, has chosen to retire from the Casella Board. As a Class III director, Mr. O’Connor will stand for election at Casella’s 2015 Annual Meeting of Stockholders. The Casella Board has determined that Mr. O’Connor is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Added Mr. Casella, “On behalf of the entire Board and management team, I am extremely grateful to Jeff for his many years of dedicated service to our Board and his countless valuable contributions to Casella. Jeff has brought incredible wisdom, experience and intellect to our business. He has been instrumental in Casella’s success. His advice, insight and judgment, as well as his sharp business acumen and ability to assess business opportunities and address challenges, has helped guide Casella and prepare it for the growth opportunities that lie ahead.”

Today’s announcement reflects the Casella Board’s continuing commitment to recruit new independent and highly-qualified directors that have perspectives, insights, experiences and competencies that expand the depth and breadth of the Board. With the appointment of Mr. O’Connor, the Casella Board would be composed of nine highly-qualified and experienced directors, seven of whom are independent, and boast a broad and diverse set of skills and experiences in the areas of solid waste collection, recycling, disposal services, operations, accounting, finance, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, IT infrastructure, and strategic planning.

About James E. O’Connor

James E. O’Connor, 66, is the former Chairman of the Board and CEO of Republic Services, Inc. (NYSE: RSG), the second largest provider of non-hazardous solid waste collection, recycling and disposal services in the United States. From 1998 to 2011, Mr. O’Connor was CEO of Republic Services, Inc. and served as Chairman of the Board from 2003 to 2011. During his 13 years serving as CEO of Republic Services, including serving the last eight years as both Chairman and CEO, Mr. O’Connor was an extraordinary and visionary leader and led the transformation of Republic Services from a company with $1.4 billion in annual revenues into one with more than $8 billion in annual revenues, making it one of the largest waste management companies in the world and attracting marquee investors. Among Mr. O’Connor’s many achievements at Republic Services was its $12.1 billion transformative acquisition of Allied Waste in December 2008. Prior to joining Republic Services, Mr. O’Connor spent close to 30 years at Waste Management, Inc. where he held various senior management positions. Mr. O’Connor entered the waste management industry over 40 years ago as a young entrepreneur by acquiring a small waste management company in Indiana, selling it and then going to work for Waste Management. In 2001, Mr. O’Connor was the recipient of the Ellis Island Medal of Honor from the National Ethnic Coalition of Organizations (NECO) which rewards Americans who exemplify outstanding qualities in both their personal and professional lives, while continuing to preserve the richness of their particular heritage. He was named to the list of America’s Best CEOs each year, between 2005 and 2010. In 2011, Mr. O’Connor was named to the Institutional Investors’ All American Executive Team. He is also active in many community causes, especially those that benefit children, and has served on the board of directors of the SOS Children’s Village. Mr. O’Connor is a member of the Board of Directors of Clean Energy Fuels Corp. (Nasdaq: CLNE), the leading provider of natural gas fuel for transportation in North America, where he serves on the Compensation Committee and the Nominating and Corporate Governance Committee, and the Canadian National Railway Company (NYSE: CNI), Canada’s largest railway with a rail network that serves Canada and the Midwestern and Southern United States, where he Chairs the Board’s Strategic Planning Committee and also serves on the Audit, Environment, Safety & Security and Finance Committees. Mr. O’Connor also serves on the board of directors of the South Florida P.G.A. of America Foundation. Mr. O’Connor holds a Bachelor of Science in Commerce (concentration in accounting) from DePaul University.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors may contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media may contact Joseph Fusco, Vice President at (802) 772-2247; and anyone may visit the company’s website at http://www.casella.com.

Important Additional Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s Form 10-KT/A for the transition period from May 1, 2014 to December 31, 2014, filed with the Securities and Exchange Commission (“SEC”) on April 30, 2015. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s Form 10-KT/A for the transition period from May 1, 2014 to December 31, 2014, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Casella intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2015 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.casella.com, by writing to the Company’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling the Company’s Corporate Secretary at (802) 772-2257.

CONTACTS

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

OR

Mark Harnett/Zachary Tramonti

Sard Verbinnen & Co.

(212) 687-8080